The Phoenix Group Corporation Announces Executive Appointments
Tuesday October 12, 6:00 am ET

DALLAS--(BUSINESS WIRE)--Oct. 12, 2004--The Phoenix Group Corporation (PINK SHEETS:PXGC - News) and its board of directors today announced the following executive appointments, effective immediately:

-- Stan Waldrop, becomes President;
-- Philip Lacerte, becomes Executive Vice President of Sales and Marketing;
-- Fred Maxik, becomes Chief Technology Officer of The Phoenix Group;
    Corporation ("Phoenix") and remains President of Lighting Science,
    Inc. ("Lighting Science"), a subsidiary of Phoenix;
-- Shane Hartman becomes Chief Information Officer of Phoenix and a member of the board of directors of Lighting Science;
-- Ronald Lusk remains Chairman and CEO of Phoenix, and J. Michael
    Poss remains Chief Financial Officer.

"The addition of Stan and Phil to the management ranks will allow our leadership team to focus on their strengths, and it will position our company for rapid growth and success as we introduce new Optimized Digital Lighting(TM) products, said Ron Lusk. "These two individuals bring a wealth of contacts, relationships, and knowledge to the company that will accelerate our entrance into various markets."

Stan Waldrop

Stan Waldrop was the founder, chairman of the board, and CEO of Telcom Global Solutions, a joint venture with Bear Stearns Merchant Banking Group. The firm was an international radio frequency engineering company that specialized in designing mobile phone networks. In 2001, the firm was sold to Flextronics International, the leading global provider of electronic manufacturing services.

Prior to founding Telecom Global Solutions, Mr. Waldrop was the cofounder of TrinTel Communications, Inc. in partnership with Austin Ventures. The firm is a leading developer, owner, and operator of wireless telecommunications towers, and it is one of the largest privately held companies in this sector in the United States.

Before launching TrinTel, Mr. Waldrop was one of six founders of JPI, a fully integrated real estate firm that specializes in the acquisition, development, construction, and management of residential communities, which operates in markets throughout the United States. It is one of the country's top developers of residential real estate.

Philip Lacerte

Phil Lacerte, along with his brother Larry, was a cofounder of Lacerte Software Corporation, a Dallas-based developer of professional tax preparation software used by tax preparers. The company was acquired by Intuit, Inc. in 1998 at which time Mr. Lacerte and his brother retired from the day-to-day management of the company.

"Phil's business background will prove to be enormously helpful in all aspects of our sales and marketing operations," Lusk said. "As executive vice president of sales and marketing at Lacerte Software, Phil spearheaded the direction of the company and produced a phenomenal growth rate during his 16 years with the company. As a private investor for the past six years, Phil has developed many relationships that will provide immediate prospects for sales of our existing products, as well as opportunities for developing new applications."

Lacerte said, "After being retired for five years, this opportunity jumped out and hit me like a bolt of lightning. The technology being developed by this company has the makings of a paradigm shift, and I wanted to be a part of it. I see many of the same components that were present in the software business back in the early 1980s."

Significant Commitments

"Stan and Phil are making significant commitments to the future of this company," said Lusk. "By agreeing to accept stock in lieu of cash compensation, they are clearly committed to enhancing the net worth of the company. And beyond that, both of them have made significant upfront, cash investments into the company."

Waldrop added, "I have had the good fortune of being associated with several technology-related ideas that proved to be successful. I am as excited about this opportunity as I have been about any of these previous ventures. The new ODL(TM) technology announced by Lighting Science last week has created considerable interest in this next generation of lighting."

Lusk concluded by saying, "Bringing Stan and Phil into the day-to-day operations of the company solidifies the management team with proven expertise in all aspects of the operation of this business. We look forward to building this business to produce enhanced value for the shareholders of this company."

About The Phoenix Group Corporation

The Phoenix Group Corporation, through its subsidiary, Lighting Science, Inc., designs and sells energy efficient lighting solutions based on LEDs (light emitting diodes). The company's patent pending designs and manufacturing processes enable affordable, efficient, and long lasting LED bulbs to be quickly deployed in existing lighting applications to realize immediate cost and environmental benefits.

Certain statements in the press release constitute "forward-looking statements" relating to The Phoenix Group Corporation and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict, " "potential" or "continue, " the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

"Lighting Science," "Optimized Digital Lighting," and "ODL" are trademarks of Lighting Science, Inc. "Energy Saving Sharing Program" is a service mark of Lighting Science, Inc.

###
Contact:

The Phoenix Group Corporation
Barbara Churchman, 214-382-3630